UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 5, 2022

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2022, Equillium, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ono Pharmaceutical Co., Ltd. a Japan kabushiki kaisha (“Ono”), pursuant which the Company granted Ono the exclusive right, but not the obligation, to acquire the Company’s rights to itolizumab, a first-in-class monoclonal antibody targeting CD6 (the “Option”). In exchange for the Option, Ono will pay the Company a one-time, non-refundable upfront payment of an amount equal to JPY 3.5 billion, or approximately $26.0 million.

If Ono exercises the Option, Ono will pay the Company a one-time, non-refundable payment of an amount equal to JPY 5.0 billion, or approximately $37.1 million. The Company will also be eligible to receive up to $101.4 million upon the achievement of certain development milestones.

The Company will be responsible for the conduct of all research and development of itolizumab, which will be fully funded by Ono on a quarterly basis commencing July 1, 2022 through the option period. The option period will expire three months following the delivery of topline data from the EQUALISE study in lupus nephritis and interim data from the EQUATOR Phase 3 study in acute graft-versus-host disease.

The Option and the Purchase Agreement can be terminated at any time by Ono upon written notice, provided that in limited circumstances Ono will be obligated to continue to reimburse the Company for research and development costs and expenses of itolizumab for a certain period of time following such termination. If Ono does not timely exercise its Option, the Purchase Agreement and the Option will automatically terminate. The Purchase Agreement also contains customary termination rights for both parties for material breach and an outside date (subject to limited adjustments) that permits either party to terminate the Purchase Agreement if the closing has not occurred by December 31, 2025.

The Purchase Agreement contains customary representations and warranties with respect to both the Company and Ono. Additionally, the Company is subject to customary indemnification obligations and covenants, including affirmative and negative operating covenants on the Company with respect to its business as it applies to the development and exploitation of itolizumab, and exclusivity obligations that prohibit the Company, except in limited circumstances, including in connection with the sale of the Company, from pursuing a direct or indirect sale, license or other disposition of all or any portion of its itolizumab program or any of the assets to be purchased pursuant to the Purchase Agreement.

The press release announcing the signing of the Purchase Agreement is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall the information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On December 6, 2022, Equillium will present a slide presentation to investors regarding the above described transaction. A copy of the slide presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with Metacrine, Inc.’s pending acquisition by Equillium, Inc., Equillium filed a registration statement on Form S-4 (File No. 333-268024) containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). EQUILLIUM URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus and other documents filed by Equillium and Metacrine with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus and Equillium’s other SEC filings are also available on Equillium’s website at www.equilliumbio.com.

Equillium, Metacrine and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding Equillium’s officers and directors is included in Equillium’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. Information regarding Metacrine’s officers and directors is included in Metacrine’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Metacrine’s Investors page on its corporate website at www.metacrine.com.This document is available free of charge at the SEC’s website at www.sec.gov or by going to Equillium’s Investors page on its corporate website at www.equilliumbio.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Equillium’s or Metacrine’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K and the attached press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the potential benefits and risks of the transactions contemplated by the option and asset purchase agreement entered into by the Company and Ono, including the possibility that Ono does not exercise the option, the Company receives no further payments under the option and asset purchase agreement other than those payable upon signing, the possibility that, if commercialized, itolizumab proves to be more valuable than contemplated by the option and asset purchase agreement, the fluctuation of the foreign exchange rate, the benefit of treating patients with aGVHD or lupus/lupus nephritis with itolizumab, the Company’s plans and expected timing for developing itolizumab including the expected timing of initiating, completing and announcing further results from the EQUATE, EQUIP, and EQUALISE studies, the Company’s plans and expected timing for developing EQ101 and EQ102 including the expected timing of initiating, completing and announcing further results from Phase 2 and Phase 1 studies, respectively, the potential for any of the Company’s ongoing or planned clinical studies to show safety or efficacy, the Company’s anticipated timing of regulatory review and feedback, the Company’s cash runway, and the Company’s plans and expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to the abilities of the leadership team to perform as expected; the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the Company’s plans and product development, including the initiation and completion of clinical studies and the reporting of data therefrom; whether the results from clinical studies will validate and support the safety and efficacy of the Company’s product candidates; risks related to Ono’s financial condition, willingness to continue to fund the development of itolizumab, and decision to exercise its option to purchase itolizumab or terminate the option and asset purchase agreement; changes in the competitive landscape; uncertainties related to the Company’s capital requirements; and having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting EDGAR on the SEC web site at http://www.sec.gov and on the Company’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 6, 2022.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: December 6, 2022

	By:	/s/ Bruce Steel
Bruce Steel
Chief Executive Officer